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                                   EXHIBIT 21

            Furon Company Significant and Certain Other Subsidiaries

                                February 3, 1996



                                                 State or Other Jurisdiction of
Name of Subsidiary *                             Incorporation or Organization
--------------------                             -----------------------------

Bunnell Plastics, Inc.                                  New Jersey

CHR Industries, Inc.                                    Connecticut

Dixon Industries Corporation                            Rhode Island

Fluorocarbon Components, Inc.                           New York

Fluorocarbon Foreign Sales Corporation                  Barbados

Furon B.V.                                              Netherlands

Furon Europe, S.A.                                      Belgium

Furon Limited                                           England

Furon Seals N.V./S.A.                                   Belgium

Furon S.A.                                              Belgium

Sepco Corporation                                       California


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*   Each of Furon Company's domestic subsidiaries is a general business corporation with a wholly owned domestic subsidiary.

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